EXHIBIT 99.6

BORDERS GROUP, INC.

STATEMENT OF GREGORY P. JOSEFOWICZ,
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BORDERS GROUP, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory P. Josefowicz, certify that the Form 10-Q, dated July 28, 2002, of Borders Group, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Borders Group, Inc.

Date: December 9, 2002	By: /s/Gregory P. Josefowicz
Gregory P. Josefowicz
Chairman, President and Chief
Executive Officer